REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Central Park
Group Multi-Event Fund:

We have audited the accompanying statement of assets and liabilities of Central Park Group Multi-Event Fund
(the Fund), including the schedule of portfolio investments, as of October 31, 2008, and the related statements of operations, cash flows and changes in net assets for the period from December 6, 2007
(commencement of operations) to October 31, 2008. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and others. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Central Park Group Multi-Event
Fund at October 31, 2008, the results of its operations, its cash flows and the changes in its net assets for the period from December 6, 2007 to October
31, 2008, in conformity with U.S. generally accepted accounting principles.




December 19, 2008